UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation Plan

As previously disclosed, on June 12, 2014, the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company”), upon the recommendation of the compensation committee of the Board (the “Committee”), adopted a plan for the compensation of the Company’s officers and directors (the “Executive Compensation Plan”). The Executive Compensation Plan included a Stock Purchase Plan (the “SPP”), a Discretionary Long Term Incentive Plan for 2014 (the “2014 Discretionary LTIP”) and a NAV (Net Asset Value) Unit Plan (the “NAV Plan”).

On February 18, 2015, the Committee terminated the NAV Plan and amended the 2014 Discretionary LTIP to provide that (i) subject to the Committee’s determination of the satisfaction of certain performance criteria, all equity based awards under the 2014 Discretionary LTIP will be made annually (instead of quarterly), (ii) all grants of restricted common stock or restricted stock units (for Canadian employees) will vest on an annual basis over four years from the date of grant (instead of three years) and be based on the closing price of the common stock on the date of grant (instead of a 30-day VWAP) and (iii) all grants of nonstatutory stock options will have a term of eight years (instead of five years) and will vest on an annual basis over four years from the date of grant (instead of three years) with the number of shares for such awards based on a Black Scholes model (35% volatility) and the exercise price equal to the closing price of the common stock on the date of grant. As amended, the 2014 Discretionary LTIP provides for the grant of (i) cash bonuses, (ii) restricted common stock or restricted stock units (for Canadian employees) and (iii) nonstatutory stock options, in each case, to certain employees selected by the Committee. Awards of restricted common stock /restricted stock units and nonstatutory stock options under the 2014 Discretionary LTIP will be made under the Par Petroleum Corporation 2012 Long Term Incentive Plan (the “2012 LTIP”). Awards of restricted common stock, restricted stock units and nonstatutory stock options will be made pursuant to the terms and conditions of an Award of Restricted Stock (the “Discretionary LTIP Restricted Stock Award”), an Award of Restricted Stock Units (the “Discretionary LTIP RSU Award”) and a Nonstatutory Stock Option Agreement (the “Discretionary LTIP Option Agreement”), respectively.

The foregoing description of the amended 2014 Discretionary LTIP is not complete and is qualified in its entirety by reference to the full text of the 2014 Discretionary LTIP, the Discretionary LTIP Restricted Stock Award, the Discretionary LTIP RSU Award and the Discretionary LTIP Option Agreement, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

In addition, on March 13, 2015 and pursuant to the amended 2014 Discretionary LTIP, the Committee granted cash bonuses, restricted common stock and nonstatutory stock options to the Company’s executive officers related to performance in 2014 as follows:

	Cash Bonus	Restricted Common Stock	Nonstatutory Stock Options(1)
William Monteleone Senior Vice President of Mergers & Acquisitions	$168,750	7,660	17,381
Christopher Micklas Chief Financial Officer	$178,200	12,257	15,295
James Matthew Vaughn(2) Senior Vice President and General Counsel	$69,727	6,594	5,984

(1)	The exercise price of the nonstatutory stock options was $20.07 per share.
(2)	On March 18, 2015 and pursuant to the amended 2014 Discretionary LTIP, the Committee granted Mr. Vaughn an additional cash bonus of $92,273, an additional grant of 8,376 shares of restricted common stock and an additional grant of 7,688 nonstatutory stock options with an exercise price of $20.91 per share.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Par Petroleum Corporation Discretionary Long Term Incentive Plan for 2014 dated June 12, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2014).

10.2	Form of Award of Restricted Stock (Discretionary Long Term Incentive Plan).

10.3	Form of Award of Restricted Stock Units (Discretionary Long Term Incentive Plan).

10.4	Form of Nonstatutory Stock Option Agreement (Discretionary Long Term Incentive Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: April 2, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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